EXHIBIT 99.1

INVESTVIEW (OTCQB:INVU) RANKS SECOND
IN UTAH’S TOP 10 FASTEST GROWING COMPANIES

Eatontown, NJ, November 1st, 2019 – Investview Inc. (OTCQB:INVU) is pleased to announce that Investview ranked second in the UTAH 100 2019 Fastest Growing Companies unveiled October 30th, 2019 at the MountainWest Capital Network Annual Awards.

The UTAH 100 ranks the fastest growing revenue companies in Utah. For its 25th annual awards, MountainWest Capital Network updated its award criteria to better reflect Utah’s strong economy and the thriving entrepreneurial culture that has made the state one of the top places in the nation for business success. For full details of the announcement, visit: mwcn.org

Investview CEO Annette Raynor, noted “The Investview team and all of its subsidiaries have been working very hard to carry out our growth initiatives. This announcement comes as a strong vote of confidence and recognition of those efforts. We look forward to earning the number one spot next year and are optimistic that our share price will soon reflect this growth.”

In addition to this news, Investview reiterated that its proposed exchange offer has not yet commenced. Stockholders will be notified when it is time to elect to tender their shares. The Company will communicate more details in the upcoming weeks.

About Investview, Inc.

Investview, Inc. is a diversified technology company leveraging the latest innovations in technology for financial education, services and interactive tools. Investview’s family of subsidiaries focus on delivering products that serve individuals around the world. From personal money management, to advancement in blockchain technologies, Investview companies are forging a path for individuals to take advantage of financial and technical innovations. For more information on Investview and all of its wholly owned subsidiaries please visit: investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements”. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. Except as required by federal securities laws, we undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Investor Contact: pr@investview.com